UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2021 (February 2, 2021)

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KLDiscovery Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38789	61-1898603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Greensboro Dr. Suite 300 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 288-3380

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 is incorporated into this Item 1.01 by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 is incorporated into this Item 1.02 by reference.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On February 8, 2021, KLDiscovery Inc. (the “Company”) announced that certain of its subsidiaries (such subsidiaries, collectively, the “Loan Parties”) entered into a secured credit agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “New Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent, and certain other lenders and financial institutions.  Concurrent with the entrance into the New Credit Agreement, the Loan Parties paid in full all outstanding loans, and terminated all lending commitments, under that certain First Lien Credit Agreement, dated as of December 9, 2016 (as amended by that certain Amendment No. 1, dated as of December 23, 2020), with Royal Bank of Canada, as administrative agent and collateral agent, and certain other agents and lenders.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the New Credit Agreement.

The New Credit Agreement provides for (i) Initial Term Loans in an aggregate principal amount of $300 million, (ii) Delayed Draw Term Loans in an aggregate principal amount of $50 million and (iii) Revolving Credit Loans in an aggregate principal amount of $40 million, with a Letter of Credit Sublimit of $10 million. The Delayed Draw Term Loans will be available to the Loan Parties at any time following the Closing Date and prior to twenty-four months after the Closing Date, subject to certain conditions.

The Initial Term Loans and Delayed Draw Term Loans will bear interest, at the Loan Parties’ option, at the rate of (x) with respect to Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 6.50% per annum, or (y) with respect to Base Rate Loans, the Base Rate plus 5.50% per annum.  The Revolving Credit Loans will bear interest, at the Loan Parties’ option, at the rate of (x) with respect to Eurocurrency Rate Loans, the Adjusted Eurocurrency Rate plus 4.00% per annum, or (y) with respect to Base Rate Loans, the Base Rate plus 3.00% per annum.  The Initial Term Loans and Delayed Draw Term Loans amortize at a rate of 1.00% of the aggregate principal amount of Initial Term Loans and Delayed Draw Term Loans outstanding, payable quarterly.

The Revolving Credit Facility, Initial Term Loans and Delayed Draw Term Loans are each scheduled to mature on the earlier of five years after the Closing Date and six months prior to maturity of the Company’s 8.00% convertible debentures due 2024. The Initial Term Loans and the Delayed Draw Term Loans may be voluntarily repaid by the Loan Parties at any time, but may be subject to a prepayment premium. The Initial Term Loans and the Delayed Draw Term Loans are required to be repaid under certain circumstances, including with Excess Cash Flow, the proceeds of an Asset Sale or Casualty Event and the proceeds of certain refinancing indebtedness.

The obligations under the New Credit Agreement are secured by substantially all of the Loan Parties’ assets.  The New Credit Agreement contains customary affirmative covenants for transactions of this type, including, among others, the provision of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain material events, preservation of existence, maintenance of properties and insurance, compliance with laws, including environmental laws, the provision of additional guarantees and an affiliate transactions covenant, subject to certain exceptions.  The New Credit Agreement contains customary negative covenants, including, among others, restrictions on the ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make investments, acquisitions, loans or advances, pay dividends and sell or otherwise transfer assets.

The New Credit Agreement contains a financial maintenance covenant that requires the Loan Parties to maintain a First Lien Net Leverage Ratio of less than or equal to 7.00 to 1.00, tested at the end of each fiscal quarter. The New Credit Agreement also provides for a number of customary events of default, including, among others: payment defaults to the lenders; voluntary and involuntary bankruptcy proceedings; covenant defaults; material inaccuracies of representations and warranties; cross-default to other material indebtedness; certain change of control events; and material money judgments and other customary events of default. The occurrence of an event of default could result in the acceleration of obligations and the termination of lending commitments under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 8, 2021, the Company announced that the size of its Board of Directors (the “Board”) has been increased to ten members pursuant to an amendment, dated as of February 2, 2021, to the Stockholders’ Agreement, dated as of December 19, 2019 (as amended, the “Stockholders’ Agreement”), entered into in connection with the consummation of the business combination among the Company and affiliates of The Carlyle Group (“Carlyle”) and Revolution Growth III, LP. The Company also announced that the Board has elected Lauren Tanenbaum as a Class B director of the Company, with a term ending at the Company’s 2021 annual meeting of stockholders. The Board has determined that Ms. Tanenbaum is an independent director under the Company’s corporate governance guidelines.

Ms. Tanenbaum was designated by funds affiliated with Carlyle to serve on the Board pursuant to the Stockholders’ Agreement. There are no other transactions involving the Company and Ms. Tanenbaum that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Tanenbaum will have the same director indemnification arrangement as do the Company’s other directors, the form of agreement for which was filed with the SEC on December 26, 2019 as Exhibit 10.13 to the Company’s Current Report on Form 8-K.

ITEM 7.01REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release announcing the entry into the New Credit Agreement and attached as Exhibit 99.2 to this Current Report on Form 8-K is a press release announcing the appointment of Ms. Tanenbaum to the Board.

The information furnished under this Item 7.01, including the exhibit related thereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT INDEX

ExhibitDescription

No.

10.1

Credit Agreement, dated as of February 8, 2021, by and among LD Lower Holdings, Inc., LD Topco, Inc., the other guarantors party thereto, the Lenders party thereto, each L/C Issuer party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

99.1	KLDiscovery Press Release, dated February 8, 2021.
99.2	KLDiscovery Press Release, dated February 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date: February 8, 2021	By:	/s/ Dawn Wilson
	Name:	Dawn Wilson
	Title:	Chief Financial Officer